EXHIBIT 10.1


                                UNITEDGLOBALCOM




[Date]

[Employee Name
  Address]


Re:  Employment Terms


Dear ________:


This letter sets forth our agreement ("Agreement") concerning your employment with UnitedGlobalCom, Inc. ("United"). You will be seconded to Austar United Communications Limited (the "Company") and the Company will have various rights and responsibilities related to your job assignment. United may reassign you to a different affiliated company and/or location during the term of this Agreement.

1.  Effective Date: _____________, 20__

2.  Title and Job   [Title]
    Description:    Reporting   to   [Supervisor's   Title]   Your   duties  and
                    responsibilities will be as assigned by your supervisor.

3.  Term:           The term of this  Agreement  will be for a  period  of _____
                    years, commencing on the Effective Date and ending ________, 20__, subject to the terms and conditions of this letter agreement.

4.  Wages:          You will be paid on a bi-weekly basis, at a rate equal to an annual salary of US$__________, which will be reviewed together with performance In [month] of each year during the term of this Agreement. This wage, together with the other benefits described below, represents your total compensation package.

5.  Bonus:          You will be elegible  for an annual bonus of up to a maximum amount of _________ percent (__%) of your base salary. Your eligibility for the bonus will be based on both the performance of the Company and your individual performance.
                    The granting of the bonus is in the sole discretion of senior management.

5. Cost of Living
   Differential:    You will be paid a cost of living  differential  for housing and goods and services, in accordance with the policies of United and as may be recommended by a third party consultant used by United. Such payment will be made on the normal payroll dates.

                                                            Employment Agreement
                                                                          [date]


6.  Automobile:     The Company will pay for an  automobile  and all  automobile operating costs, to include gas, insurance and maintenance, as approved in advance by your supervisor.

7.  Benefits:       You and  your  family  will  be  eligible  for the  standard benefit package offered by United, in accordance with the policy guidelines set forth by United and its insurance carriers. You will be eligible to participate in United's
                    401(k) plan in accordance with the plan guidelines.

8.  Tuition:        You will be reimbursed for the cost of tuition fees for your children enrolled in grades Kindergarten through 12 (or the equivalent) who reside with you in Hungary, as approved in advance by your supervisor.

9.  Tax             Your taxes will be  equalized  in  accordance  with the "Tax
    Equalization:   Equalization Policy" of United. In general terms, this means that the Company will bear the overall worldwide tax burden to the extent it exceeds your hypothetical tax liability
                    (within some limitations) had you remained in the U.S.

                    If it is determined by United and its independent tax consultants that under United's Tax Equalization Policy you owe taxes as a result of your assignment, you agree that you will pay such amount to United. If it is determined by United and its independent tax consultants that under United's Tax Equalization Policy, United owes you taxes as a result of your assignment in the foreign location, United agrees to pay you such amount. In the event you do not submit information necessary to complete your tax returns for a given tax year by the date required by United's tax consultant for timely filing or in the event you have not paid amounts owing to United under the Tax Equalization Policy for prior years, you will have no right to be tax equalized for that tax year for which a tax return is to be prepared and, in United's sole discretion, United may elect not to tax equalize you for such year. Such actions are in addition to, and not in lieu of, any other actions United elects to exercise under its Tax Equalization Policy for non-compliance.

10. Vacation:       You  will  be  granted  twenty  (20)  days of  vacation  per anniversary year for the Term, which accrues on a monthly basis, taken in accordance with United's policy. Your original date of hire will be used as the anniversary date for calculating carry-over vacation.

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
                                                            Employment Agreement
                                                                          [date]


11. Home  Leave:    The  Company  agrees  to pay for one  business  or two coach class tickets per anniversary year during the Term for you and each of your immediate family members residing with you in the foreign location for return to one destination in the U.S. These tickets can not be used or exchanged for any other purpose.

12.  Repatriation:  Upon termination of your employment,  except for termination by United for cause as defined in Section 14 or unless you voluntarily resign prior to the end of this Agreement, the Company will pay all repatriation costs to one destination in the U.S. in accordance with the United's Expatriate Policies Manual.

13. Employee        You understand  that you may incur personal  expenses in the
    Receivables:    course of your  employment  with United.  These expenses may include,  but  are  not  limited  to,  personal  phone  call charges,  personal travel  expenses,  travel  advances,  and amounts due as a result of the tax equalization calculation.
                    As a condition of your  employment  with  United,  you agree that  United  may  deduct  expenses  you owe the  Company or
                    United   from  your   paycheck   at  any  time  during  your
                    employment.  You may be provided equipment to utilize during
                    your  employment  with  United.   As  a  condition  of  your
                    employment, you agree that upon separation from United, you will return such equipment. Any charges for damage done to any equipment will be deducted from your final paycheck. In the event any equipment is not returned, it will be given a fair market value which will be deducted from your final paycheck. Also, the Company may pursue other legal remedies available to recover the reasonable value of any items damaged or not returned

14. Termination:    Although it is not  anticipated,  your  employment  and this
                    Agreement  may be  terminated  before  the end of its stated
                    assignment   length  with  or  without   cause.   Cause  for
                    termination shall include but not be limited to violations of United or Company policy, unsatisfactory job performance, sexual harassment or other workplace misconduct, misuse of expense account, falsification of United or Company records, or similar offenses. Your employment and this Agreement may also be terminated without cause for any reason. In the case of a termination by United without cause, before the end of your assignment term, you will be entitled to a severance payment equal to three (3) months salary or salary through the end of the Term, whichever is less. As a condition of receiving the severance payment, however, you will be required to sign a legal release giving up your rights to sue United and the company to which you have been seconded for any reason related to your employment and separation from employment.


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
                                                            Employment Agreement
                                                                          [date]


15. United          The Company may change, at its sole discretion, from time to
    Policies:       time, the provisions of benefit plans,  expatriate  policies or other corporate policies.

16. Confidential    You will not, during or after your  employment,  disclose or
     Information:   use for the  benefit  of any  person  or entity  other  than
                    United  or  the   Company,   any   United  or  the   Company
                    confidential  information that you develop or receive during
                    your  employment.   United  and  the  Company   confidential
                    information  shall include all trade  secrets,  research and
                    development   information,   product  and  marketing  plans,
                    personnel   and   financial   data,   product   and  service
                    specifications, prototypes, software, models, customer lists and other confidential information or materials of United, the Company, or of others with whom United or the Company has a confidential relationship. You will promptly return all such information and materials to United when your employment ends.

17. Severability In case any one or more of the provisions of this Agreement and Survival shall be found to be invalid, illegal or unenforceable in
    of Terms:       any respect,  the validity,  legality and  enforceability of the remaining  provisions  contained in this  Agreement will not be affected.  Further,  any provision or portion of this
                    Agreement  found to be invalid,  illegal,  or  unenforceable shall be deemed,  without  further action on the part of you or United,  to be modified,  amended  and/or  limited to the minimum  extent  necessary  to  render  such  provisions  or portions  thereof valid and  enforceable.  The provisions of
                    this  letter   regarding  trade  secrets  and   confidential
                    information shall survive the termination of your employment by United.

18. Entire          This Agreement  contains the parties' entire  agreement with
    Agreement:      respect to your  expatriate  assignment  and  supersedes any prior written or oral  agreements the parties may have made.
                    This Agreement may be amended only by a written document signed by you, United and the Company.

19. Governing       This   Agreement   and  all   aspects  of  your   employment
    Law:            relationship  with  United are  governed  by the laws of the
                    United States and the State of Colorado and all disputes concerning same will be resolved in Colorado.


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
                                                            Employment Agreement
                                                                          [date]


If the above employment terms are satisfactory, please indicate your acceptance of our offer by signing and returning three executed originals of this letter.

Sincerely,

UNITEDGLOBALCOM, INC.

By:______________________________________________
   Its:__________________________________________
Date:  _________________


AUSTAR UNITED COMMUNICATIONS LIMITED, N.V.

By:______________________________________________
   Its: _________________________________________
Date:   _________________



ACCEPTED and AGREED:

_________________________________________________
[Name]

Date:  __________________






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